LOVE, BOLLUS, LYNCH & ROGERS
                 Certified Public Accountants and Consultants
              10 Mechanic Street, Worcester, Massachusetts 01608
               Telephone 508-755-7107     Facsimile 508-755-3896












                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to use in this Registration Statement on Form SB-2 of our report, dated July 25, 1997, relating to the financial statements of EnviroPlastics Corporation. We also consent to the reference to our Firm under the captions "Expert" and "Selected Financial Data" in the Prospectus.







                                    /s/ Love, Bollus, Lynch & Rogers





Worcester, Massachusetts
August 20, 1997